*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 8, 2018. Meeting Information HERMAN MILLER, INC. Meeting Type: Annual Meeting For holders as of: August 10, 2018 Date: October 8, 2018 Time: 10:30 a.m., ET Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/MLHR18. The company will be hosting the meeting live via the Internet again this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/MLHR18 and be sure to have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX XXXX (located on the following page). HERMAN MILLER, INC. ATTN: SHAREHOLDER SERVICES You are receiving this communication because you hold shares in 855 EAST MAIN AVENUE the company named above. ZEELAND, MI 49464-0302 This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. E50482-P11869

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 24, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:

Go to *www.virtualshareholdermeeting.com/MLHR18*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E50483-P11869

Voting Items The Board of Directors recommends a vote FOR the listed nominees: 1. Director Vote TO ELECT FOUR DIRECTORS TO SERVE UNTIL 2021 01) David A. Brandon 02) Douglas D. French 03) John R. Hoke III 04) Heidi J. Manheimer The Board of Directors recommends a vote FOR the proposals. 2. Proposal to approve the Amendment to our Articles of Incorporation. 3. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. 4. Proposal to approve, on an advisory basis, the compensation paid to the Company's named executive officers. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof. E50484-P11869

E50485-P11869